UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      February 27, 2013

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

                                                                          Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

            At the Company's Annual Meeting of Shareholders held on February 27, 2013, the following individuals were elected to the Board of Directors to serve a one-year term:
	Votes For	Votes Withheld	Broker Non-Votes

Robert L. Bauman	2,119,155	21,500	339,871
Edward F. Crawford	2,119,155	21,500	339,871
Jennifer A. Elliott	2,119,155	21,500	339,871
T. Harold Hudson	2,063,656	76,999	339,871
James T. Martin	2,063,656	76,999	339,871
Steven H. Rosen	2,119,555	21,100	339,871
Janet H. Slade	2,063,056	77,599	339,871
Kirin M. Smith	2,118,355	22,300	339,871

The Shareholders voted on the following four proposals at the Company's Annual Meeting and cast their votes as described below.

		Votes	Votes	Votes
		For	Against	Abstained
1.	Ratification of Meaden & Moore, Ltd. as independent auditors for fiscal 2013. This proposal was approved.	2,460,016	610	19,900

		Votes	Votes	Votes	Broker
		For	Against	Abstained	Non-Votes
2.	Approve and adopt the 2013 Omnibus Equity Plan. This proposal was approved.	2,114,647	24,906	1,102	339,871

		Votes	Votes	Votes	Broker
		For	Against	Abstained	Non-Votes
3.	Advisory vote on approval of executive compensation, as described in the proxy materials. This proposal was approved.	2,059,750	77,955	2,950	339,871

					Votes	Broker
		1 Year	2 Year	3 Years	Abstained	Non-Votes
4.	Proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials.	482,447	1,632	1,656,068	508	339,871

For information on how the votes have been tabulated for the above, see the Company's definitive Proxy Statement used in connection with the Annual Meeting of Shareholders.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    February 28, 2013